As filed with the Securities and Exchange Commission on November 22, 2010
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SHARPS COMPLIANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	74-2657168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9220 Kirby Drive, Suite 500, Houston, Texas (Address of Principal Executive Offices)	77054 (Zip Code)
Sharps Compliance Corp. 2010 Stock Plan
(Full title of the plan)
David P. Tusa
Sharps Compliance Corp.
9220 Kirby Drive, Suite 500
Houston, Texas 77054
With copy to:
Fulbright & Jaworski L.L.P.
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151
Attention: Gene G. Lewis
(Name, address, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price	aggregate offering	Amount of
registered	registered	per share	price	registration fee
Common Stock $.01 par value	1,000,000 shares(1)	$4.11 (2)	$4,110,000 (2)	$294

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low sales prices of the Registrant’s Common Stock on the NASDAQ Stock Market under the trading Symbol “SMED” on November 16, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 are omitted from this filing in accordance with the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Upon written or oral request, Sharps Compliance Corp. (the “Company”), will provide, without charge, to participants in the Sharps Compliance Corp. 2010 Stock Plan the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Company will also provide, without charge, the other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to: Sharps Compliance Corp., Attention: Corporate Secretary, at the address and telephone number on the cover of this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. Incorporation of Documents by Reference.
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission. The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:
(i)	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed on August 26, 2010;

(ii)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, filed on November 4, 2010;

(iii)	the Company’s Current Reports on Form 8-K filed on September 7, 2010, November 19, 2010 and November 22, 2010; and

(iv)	the description of the Company’s Common Stock contained in Registration Statement on Form 8-A filed on March 23, 2009 and any subsequent amendments thereto.
     In addition to the foregoing, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished to the Commission under Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this Registration Statement) prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.
     Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. Description of Securities.
       Not Applicable.
ITEM 5. Interest of Named Experts and Counsel.
       Not Applicable.
ITEM 6. Indemnification of Directors and Officers.
     Certificate of Incorporation
     The amended and restated certificate of incorporation of the Company provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock purchase or redemption in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper benefit.
     Bylaws
     The Amended and Restated Bylaws of the Company (the “Bylaws”) provide that the Company shall indemnify and advance expenses to any and all persons who may serve or who have served at any time as directors or officers of the Company or a subsidiary of the Company, or who at the request of the Board of Directors of the Company or a subsidiary of the Company may serve or at any time have served as directors or officers of another entity, and their respective heirs, executors and administrators, against any and all expenses (including attorneys’ fees), judgments, fines, liability, loss suffered and amounts paid in settlement, actually and reasonably incurred by such persons in connection with the defense or settlement of any action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be threatened against them or any of them, by reason of being or having been directors or officers or a director or officer of the Company or a subsidiary of the Company, or of such other entity. The Bylaws also provide that such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any statute, the Company’s restated Certificate of Incorporation, the Bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.
     Employment Agreements
     The Company has entered into employment agreements with David P. Tusa, the Company’s Chief Executive Officer and President, and Claude A. Dance, the Company’s Senior Vice President of Sales and Marketing, which provide that the Company shall indemnify and hold such person harmless from any and all claims (whether in court or before a regulatory or administrative body), liabilities, damages and expenses, including without limitation reasonable attorneys’ fees, incurred by such person or his agents, arising out of or related to the acts or omissions of such person in the provision of services or performance of duties under his employment agreement.

     Delaware General Corporation Law
     Section 145 of the Delaware General Corporation Law generally provides that a corporation may indemnify any person who was or is made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, (1) in the case of a non-derivative action, against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and (2) in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. In the case of criminal actions and proceedings, the person also must not have had reasonable cause to believe that his or her conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, in view of all the circumstances of the case and despite such adjudication of liability, he is fairly and reasonably entitled to indemnity for expenses. A person sued as a director, officer, employee or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses.
ITEM 7. Exemption from Registration Claimed.
       Not Applicable.
ITEM 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Sharps Compliance Corp. (incorporated by reference from Exhibit 3.5 to the Registrant’s Transition Report on Form 10KSB40 filed on September 29, 1998).

4.2	Amended and Restated Bylaws of Company (incorporated by reference from Exhibit 3.2 to Form 8-K, filed November 19, 2010).

4.3	Certificate of Elimination of the Series A 10% Voting Convertible Preferred Stock of the Company (incorporated by reference from Exhibit 3.6 to Form 10-KSB, filed September 29, 1998).

4.4	Specimen Stock Certificate (incorporated by reference from Exhibit 4.4 to Form-10-KSB, filed September 29, 1998).

4.5	Credit Agreement dated July 15, 2010, by and between the Company and Wells Fargo Bank, National Association (incorporated by reference from Exhibit 10.1 to Form 8-K, filed July 19, 2010).

4.6	Line of Credit Note dated July 15, 2010, by and between the Company and Wells Fargo Bank, National Association (incorporated by reference from Exhibit 10.2 to Form 8-K, filed July 19, 2010).

5.1*	Opinion of Fulbright & Jaworski L.L.P.

Exhibit No.	Exhibit Description
23.1*	Consent of Counsel (included in Exhibit 5.1).

23.2*	Consent of UHY LLP.

24.1*	Power of Attorney (included in signature page).

*	Filed herewith
ITEM 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 22, 2010.

SHARPS COMPLIANCE CORP.
By:	/s/ David P. Tusa
	Name:	David P. Tusa
	Title:	Chief Executive Officer and President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Tusa and Diana P. Diaz, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-8 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Tusa David P. Tusa	Chief Executive Officer, President and Director (Principal Executive Officer)	November 22, 2010

/s/ Diana P. Diaz Diana P. Diaz	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 22, 2010

/s/ F. Gardner Parker F. Gardner Parker	Chairman of the Board	November 22, 2010

John W. Dalton	Director

/s/ Ramsay Gillman Ramsay Gillman	Director	November 22, 2010

/s/ Parris H. Holmes, Jr. Parris H. Holmes, Jr.	Director	November 22, 2010

Philip C. Zerrillo	Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Sharps Compliance Corp. (incorporated by reference from Exhibit 3.5 to the Registrant’s Transition Report on Form 10KSB40 filed on September 29, 1998).

4.2	Amended and Restated Bylaws of Company (incorporated by reference from Exhibit 3.2 to Form 8-K, filed November 19, 2010).

4.3	Certificate of Elimination of the Series A 10% Voting Convertible Preferred Stock of the Company (incorporated by reference from Exhibit 3.6 to Form 10-KSB, filed September 29, 1998).

4.4	Specimen Stock Certificate (incorporated by reference from Exhibit 4.4 to Form-10-KSB, filed September 29, 1998).

4.5	Credit Agreement dated July 15, 2010, by and between the Company and Wells Fargo Bank, National Association (incorporated by reference from Exhibit 10.1 to Form 8-K, filed July 19, 2010).

4.6	Line of Credit Note dated July 15, 2010, by and between the Company and Wells Fargo Bank, National Association (incorporated by reference from Exhibit 10.2 to Form 8-K, filed July 19, 2010).

5.1*	Opinion of Fulbright & Jaworski L.L.P.

23.1*	Consent of Counsel (included in Exhibit 5.1).

23.2*	Consent of UHY LLP.

24.1*	Power of Attorney (included in signature page).

*	Filed herewith